UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2018
Kirkland’s, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07 Submission of Matters to a Vote of Security Holders.
On Wednesday June 6, 2018, Kirkland’s Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). A summary of the matters voted upon by the shareholders at that Annual Meeting is set forth below.
Proposal 1. The shareholders elected Steven J. Collins, R. Wilson Orr, III, and Miles T. Kirkland as directors to serve for a three-year term expiring at the 2021 annual meeting or until their successors are elected and qualified. The shareholders also elected Gregory A. Sandfort and Chris L. Shimojima as directors to serve for a two-year term expiring at the 2020 annual meeting or until their successors are elected and qualified. These elections were based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Steven J. Collins	11,236,986	417,203	2,293	1,292,687
R. Wilson Orr, III	11,158,949	495,239	2,294	1,292,687
Miles T. Kirkland	11,491,489	163,016	1,977	1,292,687
Gregory A. Sandfort	10,193,090	1,461,227	2,165	1,292,687
Chris L. Shimojima	11,514,499	139,805	2,178	1,292,687
Proposal 2. The shareholders approved, on an advisory basis, compensation for our named executive officers based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	11,342,556	257,336	56,590	1,292,687
Proposal 3. The shareholders ratified the appointment by the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	12,349,188	582,741	17,240	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.

June 7, 2018	By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Vice President and General Counsel